UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecology and Environment, Inc. has posted the following information for stockholders to www.proxydocs.com/EEI:

ecology and environment, inc.

Vote the WHITE proxy card today.

Ecology and Environment, Inc.

The Board of Directors (the "Board") of Ecology and Environment, Inc. ("E & E" or the "Company") has worked diligently to identify strong director candidates who are highly qualified, experienced and committed to the long-term growth strategy being pursued by the Company, a growth strategy that the Board believes is in the best interest of all shareholders. After carefully considering twelve director candidates, the Board has nominated Michael S. Betrus and Robert J. Untracht as Class A Directors. These individuals have the knowledge and experience required to translate the Company's strategic acquisition plan into action and execute our growth strategy to increase shareholder value.

Michael S. Betrus, age 63, has over 40 years of accounting, financial management, contractual oversight and forecasting experience. From 2005 until his retirement in 2015, Mr. Betrus served as Senior Vice President and Chief Financial Officer of Power Drives, Inc., a manufacturing and industrial distribution company in Buffalo, New York. Prior to that, from 1994 to 2005, he served as the Accounting and Contracts Manager for Ecology and Environment, Inc. From 1985 to 1994 he served as the Chief Financial Officer and Controller for the ARO Corporation in its Life Supports Products Division. Prior to this, he served as a Manager at Arthur Young & Co. (now known as "E & Y LLP") from 1976 to 1981, and as a Civilian Contract Specialist for the United States Air Force Rome Air Development Center from 1974 to 1975.

Mr. Betrus has been a director on the Company's Board of Directors since 2014 and currently serves as Chairman of the Audit Committee. Mr. Betrus received his BS in Accounting from the Utica College of Syracuse University in 1974 and his MS in Accounting from Clarkson College in 1976.

Robert J. Untracht, age 67, has several years of experience in consulting and financial services. He served as a financial reporting consultant to ILFC (a separate public company for debt reporting purposes for AIG, its parent company) from 2007-2012 and prior to that as an Instructor of Accounting at the Andersen Graduate School of Management at UCLA from 1989 to 1994. From 1999 to 2003, Mr Untracht was also an Associate Professor of Accounting at the New York Institute of Technology. Prior to this, from 1981 to 1998, Mr. Untracht served in various positions at E & Y LLP ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services. From 1974 to 1981, Mr. Untracht was an Audit Manager at Deloitte Haskins & Sells (now commonly known as DT&T Ltd.), serving clients in the retail and manufacturing industries.

Mr. Untracht currently serves as a member of the Board and the Chairman of the Audit Committee of both Siteworx, LLC and Hexanica, Inc., two private companies. He previously served as a member of the Board and Chairman of the Audit Committee at DoubleLine Funds from 2010 to 2012, and Discus Dental, LLC from 2008 to 2010. Also during the period of 2010 to 2012 Mr. Untracht concurrently served on the boards of American Mobile Power Systems, Inc., a private company, and DoubleLine Opportunistic Credit Fund, a public company. Prior to 2008, he served on the board as Chairman of the Audit Committee of SM&A, Inc., a public company that performed consulting services, for a period of six years. Mr. Untracht received a BS in Computer Technology from the New York Institute of Technology in 1971, a MBA from the State University of New York, Buffalo in 1972 and a JD from Southwestern University School of Law in 1984.

About E&E

E & E is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange ("NASDAQ") under the ticker symbol "EEI."

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company's annual meeting of stockholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies from Company stockholders. Company stockholders are strongly encouraged to read the proxy statement and accompanying proxy card when they become available as they will contain important information. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available for no charge at the Company's website at http://www.ene.com, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company's proxy solicitor, D.F. King, at 1 (800) 628 8536.

Forward-Looking Statements

Information presented on this website contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company's future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as "expect," "will," "change," "intend," "target," "future," "anticipate," "to be," "goal," "project," "plan," "believe," "seek," "estimate," "continue," "may," and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company's actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the SEC including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A - "Risk Factors" and the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company's proxy statement is specifically qualified in its entirety by the aforementioned factors. Stockholders are advised to carefully read the Company's proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

2017 INVESTOR MATERIALS



Annual Report

2016 Annual Report to Stockholders



Proxy Statement

2017 Notice of Annual Meeting & Proxy Statement



Letter to Shareholders

April 3, 2017 E&E Letter to Shareholders



Letter to Shareholders

March 27, 2017 E&E Letter to Shareholders



Letter to Shareholders

March 15, 2017 E&E Letter to Shareholders



WHITE Proxy Card A



WHITE Proxy Card B



Proxy Card 401K

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have any questions or require any assistance in obtaining or voting the WHITE proxy card, please contact:

- **D.F. King & Co., Inc.** ("D.F. King"), proxy solicitor for Ecology and Environment, toll free at **1 (800) 628-8536**.
- Banks, brokers and callers from outside the United States may call collect at **(212) 269-5550**.
- Or E-mail: EEI@dfking.com

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